UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the National Distribution Portfolio II

On April 21, 2016, IPT Acquisitions LLC, a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with AP Redlands LLC, AP Barrett Lakes 2700 LLC, AP Barrett Lakes 2750 LLC, AP Barrett Lakes 2850 LLC, AP Taylor Road LLC, AP Omega Parkway LLC and AP Jamesburg Drive LLC (collectively, the “Seller”) to acquire a 100% fee interest in seven industrial buildings totaling approximately 3.0 million square feet on approximately 226.9 acres (the “National Distribution Portfolio II”). The Seller is not affiliated with the Company or its affiliates. The National Distribution Portfolio II is located in the Southern California, Atlanta, Louisville, Chicago, and Charlotte markets and is 100% occupied by 12 customers with a weighted-average remaining lease term (based on square feet) of approximately 1.8 years. Upon consummation of the acquisition, the customer lease agreements are expected to be assigned to and assumed by the Company, through one or more wholly-owned subsidiaries. In general, the customers will be responsible for paying directly or reimbursing the landlord for the customers’ pro-rata share of the real estate taxes, insurance, and repair and maintenance costs of its respective property.

The total purchase price is expected to be approximately $187.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Upon execution of the Agreement, the Company deposited $7.5 million into an escrow account. Pursuant to the terms of the third amended and restated advisory agreement, dated August 14, 2015, by and among the Company, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), as amended on February 17, 2016 (the “Advisory Agreement”), the Company expects to pay an acquisition fee to the Advisor equal to 2.0% of the total purchase price of this transaction. The Company plans to fund this acquisition using proceeds from the Company’s public offering and debt financing.

The acquisition of the National Distribution Portfolio II is expected to close during the second quarter of 2016. There is no assurance that the Company will be able to purchase the National Distribution Portfolio II on the terms set forth herein. The consummation of the acquisition is subject to various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the National Distribution Portfolio II) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete the acquisition of the National Distribution Portfolio II, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

April 27, 2016	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer